SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A
AMENDMENT NO. 2
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) :November 13, 1995


SHARED TECHNOLOGIES INC.

DELAWARE                0-17366          87-0424558
(State or other         (Commission      (I.R.S. Employer
jurisdiction of         File Number)     Identification No.
incorporation)

100 Great Meadow Road, Suite 104
Wethersfield, CT                           06109
(Address of principal                     (Zip Code)
executive offices)

Registrant's telephone number, including area code
(203-258-2400)

Total number of sequentially numbered paged in this filing, including exhibits hereto:

Item 7.  Financial Statement and Exhibits

(a)       Financial Statements of business acquired
          The Financial Statements of PTCC are unaudited since management ofPTCC was unable to satisfy their auditors relating to the amount of impairment if any, of its long-lived assets at December 31, 1994. STI will provide audited Financial Statements for PTCC as soon as practical.

         (i) Unaudited balance sheets for PTC Cellular, Inc. for the years ended December 31, 1994 and 1993. Unaudited statements of operation statements of changes in stockholders' (deficit) equity and statements of cash flow for the years ended December 31, 1994 and 1993 and the period ended December 31,
                    1992 from inception, including the notes thereto.
                                    3

         (ii)     Unaudited balance sheets for PTC Cellular, Inc. for the nine months ended September 30, 1995 and 1994. Unaudited statements of operation statements of changes in stockholders' (deficit) equity and statements of cash flows for the nine months ended September 30, 1995 and 1994 including the notes thereto. 16

(b)      Pro-forma financial information

         (i)      Pro-forma consolidated balance sheet at September 30, 1995

         (ii)     Pro-forma consolidated statements of operation for the nine months ended September 30, 1995

         (iii)    Pro-forma consolidated statement of operations for the year ended December 31, 1994

         (iv)     Pro-forma consolidated statement of operations and balance sheet for the nine-months ended September 30, 1995

         (v)      Notes to Pro-forma statements

PTC Cellular, Inc.

Financial Statements
December 31, 1994


PTC Cellular, Inc.
Balance Sheet
(Unaudited)
                                                       December 31
                                                 1994                    1993
                                                 ----                    ----
Assets
  Current assets:
  Cash and cash equivalents                     $23,568                $49,893
  Accounts receivable, net of allowance for doubtful
accounts                                      1,185,518              1,067,046
  of $285,917 and $246,813
  Prepaid expenses and other current assets     145,010                 57,195
                                                -------                 ------
                Total current assets          1,354,096              1,174,134

  Software and Smart Phone Development        1,336,505                      -
  Property and equipment, net of $1,958,800 and $911,923
  accumulated depreciation                    5,249,527              6,351,229
  Intangible assets, net of $602,262 and $239,935
  accumulated amortization
                                               1,040,132              1,316,581
  Goodwill, net of $149,724 and $45,600 accumulated
  amortization                                 1,778,691              1,908,089
  Deferred income taxes net of valuation allowance of
  $3,291,111 and $0                                    -              1,113,041
  Other assets                                   252,808                43,907
                                                 -------                ------
  Total assets (pledged for parent company debt, see Note 5)
                                             $11,011,759            $11,906,981
========================================================            ===========

Liabilities and Shareholder's (Deficit) Equity
 Current  liabilities
  Accounts payable                             1,804,147              1,636,559
 Accrued expenses                              1,301,730              1,424,450
                                               ---------              ---------
  Total current liabilities                    3,105,877              3,061,009
  Payable to Peoples Telephone Company, Inc.
                                              13,457,738              6,986,533
  Unearned income                                 67,267                     -
                                                  ------
                                              16,630,882             10,047,542
                                              ----------             ----------
Commitments and contingencies                                                          -                      -

  Shareholders' (deficit) equity:
  Common stock, $.01 par value, 25,000,000 shares
  authorized, 5,000,000 and 100 shares issued and
  outstanding as of December 31, 1994 and 1993    50,000                      1
Capital in excess of par value                 4,659,323              4,571,823
Accumulated deficit                          (10,278,446)            (2,712,385)
Note receivable arising from stock purchase
agreement                                        (50,000)                      -
Total shareholders' (deficit) equity          (5,619,123)              1,859,439
                                              - - - - - -            - - - - - -
Total liabilities and shareholders'
(deficit) equity                             $11,011,759            $11,906,981
                                             ============           ===========

The accompanying notes are an integral part of these financial statements



PTC Cellular, Inc.
Statements of Operations and Accumulated Deficit
(Unaudited)
                         Year Ended
                                                                                         From inception,
            December 31,             December 31,             April 30, 1992 to
            1994                     1993                     December 31, 1992
        ----------------------- ---------------------- -----------------------
Revenues
Cellular  $11,472,639               $5,992,594                   $1,498,532
Service and other
              107,981                   33,265                      -
----------------------- -------------------------        ---------------------

Total revenues
           11,580,620                6,025,859                     1,498,532
      ----------------------- ------------------------ ----------------------

Cost and expenses:
Telephone charges
           5,867,726                 3,414,254                         434,591
Commissions
             766,815                   845,790                         270,780
Cost of operations
           3,292,712                 2,130,635                          517,959
Depreciation and amortization
           2,470,362                 1,114,830                           82,628
Selling, general and administrative
           1,639,910                 1,110,097                          483,464
Provision for bad debts
           1,842,929                   568,040                           14,034
Allocations from Peoples Telephone Company, Inc.
             359,700                   156,968                                -
Interest on Payable to Peoples Telephone
Company, Inc.205,747                      -                             782,586
Telephone equipment write-down
           1,010,900                      -                                   -

Total costs and expenses
           18,033,640                9,546,361                       1,803,456
---------------------                ---------                       ---------

Loss before taxes
           (6,453,020)              (3,520,502)                       (304.924)

Income tax (provision)/benefit
            (1,113,041)              1,113,041                      -

Net loss
            (7,566,061)             (2,407,461)                       (304,924)

Accumulated deficit, beginning of period
            (2,712,385)               (304,924)                             -


Accumulated deficit, end of period
          $(10,278,446)             $(2,712,385)                     $(304,924)
          =============             ============                     ==========



The accompanying notes are an integral part of these financial statements


PTC Cellular, Inc.
Statement of Changes in Shareholders' (Deficit) Equity
(Unaudited)
Common     Stock          Invested         Capital in       (Accumulated
Shares     Amount         Capital          Excess of Par    Deficit)      Total
Balance at January 1, 1992
-              -              -                -                -            -
Invested Capital from Peoples Telephone Company, Inc.
-              -       $340,000                -                -     $340,000
Net loss
-              -              -                -       $(304,924)     (304,924)

Balance at December 31, 1992
 -              -        340,000                -        (304,924)           35,076
Issuance of  Common Stock
100             $1      (340,000)       $3,969,470                -        3,629,471
Pushdown of purchase of 25% from Nationwide by Peoples Telephone Company, Inc.
-              -              -          602,353                -          602,353
Net loss
-              -              -                -      (2,407,461)      (2,407,461)
------------ -------------- -------------- ---------------- ---------------- ----------------
balance at December 31, 1993
100              1              -        4,571,823      (2,712,385)        1,859,439
Issuance of additional shares
of Peoples telephone Company,.
Inc. for no consideration
4,499,900         44,999              -         (44,999)                -                -
Exercise of stock options
500,000          5,000              -          132,499                -          137,499
Net loss
-              -             --                -      (7,566,061)      (7,566,061)

------------ -------------- -------------- ---------------- ---------------- ----------------
Balance at December 31, 1994
5,000,000        $50,000              -       $4,659,323    $(10,278,446)     $(5,569,123)
============ ============== ============== ================ ================ ================


The accompanying notes are an integral part of these financial statements



PTC Cellular, Inc.
Statements of Cash Flows
(Unaudited)
                                 For the year ended December 31
                                 1994                1993                 1992
Cash flows from operating activities:
  Net loss                 $(7,566,061)        $(2,407,461)           $(304,924)

Adjustments   to  reconcile  net  income  to  net  cash  provided  by  operating activities:
  Depreciation of property and equipment
                              2,003,911             848,147               63,776
  Amortization of intangible assets
                                362,327             221,083               18,852
  Amortization of goodwill
                                104,124              45,600                    -
  Deferred income taxes
                              1,113,041         (1,113,041)                    -
  Provision for telephone equipment losses
                              1,010,900                   -                    -
  Write-off capitalized fee
                                 40,000                   -                    -
  Changes in assets and liabilities:
  Increase in accounts receivable
                               (118,472)           (817,788)           (21,320)
  Increase in prepaid expenses and other current
  assets
                               (137,815)              59,285           (17,509)
  Increase (decrease) in accounts payable and
  accrued expenses
                      44,868           2,102,595              122,043
  Increase in unearned income
                                67,267                   -                    -
 Expenses allocated from People's Telephone
 Company, Inc.
                      1,142,286             362,715                    -
               -------------------- ------------------- --------------------
  Net cash used in operating activities
                        (1,933,624)           (698,865)            (139,082)
             -------------------- ------------------- --------------------

Cash flows from investing activities:
  Acquisition of PCC, net of cash acquired
                                          (2,436,922)
  Property and equipment additions
                           (2,033,109)         (5,622,414)            (602,082)
  Software and Smart Phone development
                         (1,336,505)                   -                    -
  Intangible assets additions
                                   (85,878)           (825,124)            (175,000)
  Goodwill deletions (additions)
                                     25,274                   -                    -
  Proceeds from sale of telephones
                                  80,000                   -                    -
  Increase in other assets
                                      (208,901)            (43,907)                    -
                -------------------- ------------------- --------------------
                 -------------------- ------------------- --------------------
  Net cash used in investing activities
      (3,559,119)         (8,928,367)            (777,082)
             -------------------- ------------------- --------------------

Cash flow from financing activities:
  Invested capital
                           -                   -              340,000
  Issuance of common stock
                         137,499           3,629,471                    -
  Net borrowing from Peoples Telephone Company,
  Inc.
                                  5,328,919           6,021,717              602,101

Net cash provided by financing activities
                      5,466,418           9,651,188              942,101
                      ---------           ---------

  Net (decrease) increase in cash and cash
               (26,325)              23,956               25,937
  equivalents
  Cash and cash equivalents at beginning of period
                49,893              25,937                    -
           -------------------- ------------------- --------------------

  Cash and cash  equivalents at end of period
                   $23,568             $49,893              $25,937


The accompanying notes are an integral part of these financial statements



PTC Cellular, Inc.
Notes to Financial Statements
December 31, 1994

     1. General Description of business PTC Cellular,  Inc. ("the Company") is a provider  of in-car  wireless  telephone  service to persons  who rent cars from certain domestic cart rental companies. The Company is a 90% owned subsidiary of
Peoples Telephone Company, Inc. ("Peoples").  The Company was developing new car phones  known as "smart  phones".  It  intended  that these smart  phones  would periodically  signal the  Company.  This signal  would be expected to enable the
Company to detect when phones are inoperable. With this change in technology the
Company  anticipates less down time for phones. With the use of smart phones the
Company  anticipates being able to change the cellular  telephone number without physically being there. As reflected in the accompanying  financial  statements, the Company has sustained losses from operations  since inception.  As a result, the Company depended  substantially on Peoples for funding. In December 1994 the parent company approved the divestiture of the cellular telephone operations and reported  this  segment  of the  business  as a  discontinued  operation  in its consolidated financial statements.  This was an effort on the part of Peoples to return its focus to its core public  paytelephone  business,  which  resulted in curtailed financing to the Company.  The Company has concentrated its efforts on obtaining  third  party  financing,  and  ultimately  a  purchaser,  to  sustain operations  and to finance the  development  and  production  of the smart phone technology(See  Note 10).  Acquisitions The Company was incorporated on February
11,  1993 to  acquire  the  assets of  Portable  Cellular  Communications,  Inc.
("PCC").  The Company also  acquired  from Peoples all of the assets of Carifone
Cellular Phone Rentals, Inc. ("Carifone"). These assets were acquired by Peoples in 1992 for  $340,000 in cash and the  issuance  of 7,500  shares of the Peoples outstanding common stock. This transaction was accounted for as a purchase as of
April 30,  1992  (inception)  and,  accordingly,  the results of  operations  of
Carifone have been included in the consolidated  financial statements of Peoples from the date of acquisition.  When the Company was incorporated,  the assets of
Carifone  were  transferred  to the  Company's  books.  During  1993 the Company acquired the assets of PCC, a majority owned  subsidiary of Nationwide  Cellular
Services, Inc. ("Nationwide"),  for $2.5 million in cash and the issuance of 25%
of the Company's outstanding common stock. This transaction was accounted for as a purchase as of July 1, 1993 and, accordingly, the results of operations of the company acquired have been included in the consolidated  financial statements of the  Company  from  the  date of  acquisition.  The  purchase  price  of PCC was allocated on the basis of the relative fair market values of net assets acquired as follows:  Cash $63,078 Accounts Receivable 227,938 Prepaid expenses and other current assets 98,971 Property and equipment 1,038,656 Intangible Assets 556,392
Goodwill 1,351,336 Accounts Payable (836,371)
                                        $2,500,000

     In July 1994  Peoples  acquired  the 25%  interest in the Company  owned by
Nationwide  for  $275,000.  This  transaction  was pushed down to the Company by
Peoples,  resulting in a $602,353  charge to goodwill.  Also, the Company issued additional stock. The Company  originally had 100 shares issued and outstanding, and, subsequently, the Company issued 4,499,900 additional shares to Peoples for no additional  consideration.  Furthermore,  the Company issued and sold 500,000 shares (a 10% interest in the Company) to its  President  for  consideration  of
$87,500 and a note  receivable of $50,000.  The note bears  interest at 7.5% per annum, and matures July 18,1995. The following unaudited  consolidated pro forma combined condensed statements of income for the years ended December 31, 1993 and 1992 have been prepared to reflect the Carifone and PCC acquisitions by the Company,  as if they were  consummated  as of January 1, 1992,  after giving effect to certain pro-forma adjustments as described below.
                                        For the year ended December 31
                                       1993                           1992

Total revenues                        $8,027,975                     $5,484,246

(Loss) before extraordinary item      (2,724,978)                    (1,082,287)

Net (loss)                            (2,724,978)                    (1,082,287)


     Pro forma adjustments reflect depreciation of fixed assets, amortization of intangible assets acquired and accrual for income taxes.  There is no adjustment for  interest  expense  because  these was no debt  issued in  relation  to this
purchase.   2.  Summary  of  Significant   Accounting  Policies  Cash  and  Cash
Equivalents The Company defines cash and cash equivalents as those highly liquid investments  purchased with an original  maturity of three months or less.  Fair
Value  of  Financial   Instruments  The  carrying   amounts  of  cash  and  cash
equivalents, accounts receivable, accounts payable, and the intercompany debt to the parent  company  approximate  their fair  values.  Software  and Smart Phone
Development  The smart phone  development  costs relate to the costs for outside companies to develop and test the smart phones technology.  The software is also being developed through the use of outside companies,  as well as,  consultants.
This  software  will be used in  conjunction  with the smart phones to tract the phones both  operationally and for usage. All related costs are capitalized when incurred  after  feasibility  has been  reached.  Management  has  assessed  the software  and  smartphone  development  to be  feasible.  These  costs  will  be amortized  over the  estimated  useful lives once the smart phones are placed in service.  Property and Equipment Property and equipment is recorded at cost less accumulated  depreciation.  Depreciation  is  computed  using the  straight-line method  over  the  estimated  useful  life of the  assets  commencing  when  the equipment  is  installed  or placed in service.  Installation,  maintenance  and repair costs are charged to expense.  Intangible  Assets Location  contracts and intangible assets primarily result from business  combinations and include owner contracts,  agreements not to compete and other identifiable  intangible assets.
these assets are being amortized on the  straight-line  basis over the estimated life, assuming,  in some instances,  renewal of the underlying contracts (3 to 6 years).  In 1992 Peoples  acquired a n on-compete  contract  from the founder of
Carifone for $175,000. An additional $214,500 was paid to the founder in 1993 to extend the non-compete  agreement  terms. In 1993 the Company  acquired from PCC location  contracts  with an  estimated  value of  $556,392.  Costs of  $627,197 related  to the  acquisition  of PCC  were  capitalized.  The  Company  paid  an additional  $69,305 for acquisition  costs in 1994 which were also  capitalized.
Amortization expense for 1994, 1993 and 1992 was $362,327, $221,083 and $18,852,
respectively.  Goodwill  Goodwill  primarily  arising  from the PCC  acquisition during  1993  is  being  amortized  on a  straight-line  basis  over  10  years.
Amortization  expense for 1994 and 1993 was $104,124 and $45,600,  respectively.
Revenue Recognition  Revenues are recognized when earned. The Company recognized revenue from the rental of cellular  telephones  monthly, as the calls are made.
Income  Taxes The Company  accounts  for income  taxes under the  provisions  of
Statement of Financial Accounting  Standards No. 109 (SFAS109),,  Accounting for
Income Taxes. SFAS 109 requires  companies to record deferred tax liabilities or assets for the  deferred  tax  consequences  of all  temporary  differences  and requires ongoing adjustments for enacted changed in tax rates and regulations. A valuation  allowance reducing the deferred tax asset recognized must be recorded if it is  determined  it is more likely than not the asset will not be realized.
Accounts Receivable Accounts receivable of $1,471,435 and $1,313,859 at December
31, 1994 and 1993, respectively, consists primarily of amounts due from billings in the  ordinary  course  of  business.  Use of  Estimates  The  preparation  of financial statements in accordance with Generally Accepted Accounting Principles requires the use of management's  estimates.  3. Property and Equipment Property and equipment is summarized as follows: Estimated useful lives December 31,
                                                                  1994                   1993  (in years)
                                                                                               ----------
                                                  --------------------- ----------------------
Installed telephones and related equipment                  $6,353,893             $6,613,183  3-5
Furniture, fixtures and office equipment                       818,783                615,243  5
Other                                                           35,651                 34,726  5
                                                                ------                 ------
                                                             7,208,327              7,263,152

Less: Accumulated depreciation                              1,958,800                 911,923
                                                            ----------                -------
                                                            $5,249,527             $6,351,229
                                                            ==========             ==========

Depreciation expense of $2,003,911, $848,147 and $63,776 was recognized for 1994, 1993 and 1992, respectively.

4. Accounts payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:


                                               December 31,
                                     1994                          1993
                       ------------- -----------------------------
Telecommunications Charges  $1,041,546                      $970,680
Commissions                    52,884                        87,927
Telephone Equipment Purchased 762,910                       772,902
Bill Processing Services      370,803                             -
Other                         877,734                    1,229,500
                              -------                    ---------
                           $3,105,877                    $3,061,009
                           ==========                    ==========

5. Commitments and Contingencies

Lease Commitments

     The Company  occupies  space in Peoples Miami  Florida  offices and did not have a written lease agreement and as such has no lease commitment. The Company, however,  is allocated  expenses  from the parent  company,  which  includes the payment of rent (see Note 6).  Debt  Guarantee  Under the terms of Peoples  $125 million credit  facility the Company acts as a guarantor and has pledged certain assets as collateral for this debt. During July 1995, Peoples completed the sale of $100 million of Senior  Notes due 2002 (the "Senior  Notes") and the issuance of  150,000  shares of Series C  Cumulative  Convertible  Preferred  Stock  (the
"Preferred  Stock") for $15 million.  The net proceeds of  approximately  $109.5 million  from the Senior  Notes and the  Preferred  Stock were used to repay the outstanding  balance due under Peoples $125 million credit  facility and certain
other  notes  payable  of  approximately   $105.1  million,  in  the  aggregate.
Simultaneously  with  the  sale of the  Senior  Notes  and the  issuance  of the
Preferred  Stock,  Peoples  executed the Fourth  Amended and  Restated  Loan and
Security  Agreement (the "Loan  Agreement") with  Creditanstalt  Bankverein (the
"Bank"). The Loan Agreement provides for a new $40 million credit facility.  The
Loan  Agreement  is secured by  substantially  all of Peoples and the  Company's assets  and  contains  certain  restrictive  covenants.  Contingent  Liabilities
"Cloning"  is an  industry  term which  describes  the  illegal  programming  of cellular telephone numbers into unauthorized telephones so that cloners can sell airtime which is billed to subscriber or customer of the cellular  telephone and not the  actual  user of the cloned  telephone.  Carriers  in general  provide a credit for  airtime  attributable  to a cloned  telephone  provided  the Company complies  with that  carrier's  policy on  notification  of a cloned  telephone;
therefore,  the Company  excludes the fraudulent  calls from its payments to its carriers  and  claims a credit  for such  calls.  As of  December  31,  1994 the unrecorded  liability for these unapproved credits taken by the Company amounted to approximately  $2,110,000;  $650,000 relates to McCaw Cellular Communications of Florida,  Inc. (d/b/a  Cellular One);  $1,200,000  relates to L.A.  Cellular, which was subsequently  credited;  and the remaining amount relates to NYNEX and various other  carriers.  In connection  with  cellular  cloning fraud  disputes involving  Cellular  One and NYNEX,  Peoples  has filed a claim.  The  insurance company has preliminarily  denied coverage for this claim and Peoples intends to file suit against  insurance  company in  connection  with said  denial.  Patent
QuickCall  Corporation  ("QuickCall")  filed  suit  asserting  claims  of patent infringement,  alleging  that the Company  infringed  upon  patented  technology related to this operation of cellular phones,  but without  reference to time or place of that  infringement  or  particular  equipment.  The Company has filed a response  to  QuickCall's  Complaint  in the form of a motion for more  definite statement,  due to the vague nature of QuickCall's  allegations.  That motion is still  pending  before  the  Court,  together  with a motion  filed on behalf of
Peoples to dismiss  QuickCall's claims for failure to state a claim. The Company anticipates  that it  will  dispute  the  validity  of the  patents  upon  which
QuickCall bases its action. QuickCall has not specified the amount of damages it claims to have incurred due to any conduct by the Company and has not tendered a settlement  demand.  Because  of  the  preliminary  nature  of  the  litigation, management and the Company's  outside  counsel are unable to predict the outcome of such  litigation.  Accordingly,  the financial  statements do not include any adjustments  that might result from this  uncertainty.  Litigation  On March 24,
1995 the Company commenced a lawsuit against Ericsson GE Mobile  Communications,
Inc., arising from the purchase of mobile  telephones.  The Company alleges that
Ericsson breached certain warranties given in connection with Ericsson's sale of mobile  telephones to the Company.  The Company has accrued,  as of December 31,
1994, a liability for equipment received from Ericsson in the approximate amount of $664,000 and has not authorized payment of these invoices based on Ericsson's alleged breach of warranty and the resulting  damages  sustained by the Company.
The amount of damages  sought by the Company  substantially  exceeds the accrued liability.  On  September  6, 1995  Peoples,  the  majority  shareholder  of the
Company,  commenced a lawsuit against  Cellular One, a vendor which has provided cellular  telephone  services to the Company.  The claim involves  approximately
$800,000  in  fraudulent  telephone  charges  incurred  in  connection  with the
Company's telephone rental operations.  Cellular One has demanded payment of the full amount in dispute,  despite the fact that all, or substantially all, of the charges were generated through  unauthorized,  improper cloning of the Company's cellular telephone numbers.  In connection with this litigation Cellular One has countersued  Peoples for this  amount.  The Company  does not believe that it is liable  for  payment  of the  fraudulent  cloning  charges.  At  this  juncture, management  and the  Company's  outside  counsel  are  unable  to  evaluate  the
likelihood  of  an  unfavorable   outcome  in  this  matter.  6.  Related  Party
Transactions  The  Company  has been  substantially  dependent  upon  Peoples to provide  sufficient  funding to meet its cash  requirements.  The  Company  also relies on certain functions  provided by Peoples such as legal, MIS, Finance and human  resources.  During  1994  and  1993  Peoples  allocated  to  the  Company administrative expenses of $359,700 and $156,968,  respectively. The allocations to the Company were based on estimated  usage.  Employees  who worked on Peoples and its subsidiaries  were asked to segregate their estimated time, by division, for the month.  These  estimates were updated in mid-1994 and these  allocations remained for the year ended December 31, 1994.  Peoples also charges the Company rent expense of $25,000 per month.  Charges by Peoples for provided services are not necessarily  indicative of what would be negotiated with  independent  third parties. The payable to Peoples for funding as of December 31, 1994 and 1993 was
$13,457,738 and $6,986,533,  respectively.  Interest accrues on the intercompany balance plus  overdrafts at a rate of one half percent above Peoples'  borrowing rate (9.75% at December 31, 1994).  Employees of the Company are included in the savings plan under the provisions of section 401(k) of the Internal Revenue Code and the stock  option  plan for  Peoples.  7.  Income  Taxes The Company has net operating losses of approximately $10 million for financial  reporting  purposes and  approximately  $9.4 million for tax purposes  which are available to reduce future  taxable  income and income taxes,  if any.  These  carryforwards  expire commencing in 2008 and ending in 2009. The net operating loss  carryforward  for financial  reporting  purposes  differs  from the tax  amount  primarily  due to
differences  in  the  treatment  of  reserves   (inventory  and  bad  debt)  and
depreciation.  A  valuation  allowance  reducing  the asset  recognized  must be recorded if it is determined that it is more likely than not that the asset will not be realized.  In 1993, a deferred tax benefit of $1,113,041 was recorded. In
1994, due to the uncertainty  surrounding  realizability  of future tax benefits arising  from  cumulative  losses,  a  valuation  allowance  in  the  amount  of
$3,291,111,  which  represents  the  full  amount  of  the  future  tax  benefit associated  with the  cumulative  net  operating  loss  carryforwards,  has been established.  The result is a $1,113,041  net tax  provision  in 1994.  8. Major
Contracts  The Company  utilizes  one main channel of  distribution,  rental car companies.  As such,  the Company has  agreements  with rental car  companies to install  cellular  phones in their  rental  cars.  The  Company  has a five year contract with Avis Rent A Car System,  Inc. (Avis) effective March 1, 1995. This is an exclusive contract for Avis locations.  Effective October 1995 the Company amended its Avis contract. Under this amended agreement, the Company must, among other things,  have installed 10,000 Ericsson or smart phones by January 1, 1996 and replace all Ericsson  phones so that 10,000  smart  phones are  installed by
December  31,  1996.  Additionally,  the contract  contains  minimum  commission payments.  About 87% of the Company's  revenues are currently  generated through
Avis  locations.  The Company has a three-year  exclusive  agreement,  effective
January 23, 1995, for several major corporate Budget  Rent-A-Car  markets across the United States.  The Company has agreed to install phones in 10% of the fleet specified by Budget in each market.  Once a deployment  schedule is established, the Company is obligated  under the  agreement to deploy the 10% minimum  within six months.  To date, no deployment  schedule has been set and,  therefore,  the
Company has not been required to meet the 10% minimum.  9. Bank Loan In May 1995 the Company signed an agreement with Creditanstalt Corporate Finance, Inc. for a one year loan for up to $2.5  million,  with interest  rate  fluctuating  daily, equal to the higher of the  Creditanstalt  prime rate or the Federal  Funds Rate plus l/2 of 1%. This loan is guaranteed by Peoples and is  collateralized by the smart phone.  10. Sale of Certain Assets Subject to Certain  Liabilities On July
21, 1995 the Company  sold  certain  portable  cellular  phone  assets to Shared
Technologies  Cellular,  Inc. ("STC") for $25,000. On November 13, 1995, Peoples
sold certain assets subject to certain  liabilities as well as assigned  certain contracts  of the  Company to Shared  Technologies  Cellular,  Inc.  ("STC") for
approximately  $6.1  million.  Of the  $6.1  million,  $2.5  million  represents consideration  contingent  upon future  earnings which is not  recognizable  for financial reporting purposes at the time of the sale. Accordingly,  recognizable consideration  amounted to $3.6  million:  $0.3  million in cash; a $2.0 million promissory  note bearing  interest at 8.0% per annum,  with  principal  interest payable  semiannually  through  2000;  STC will  pay  certain  of the  Company's liabilities,  net of trade  receivables  as of November 1, 1995,  for a total of
$1.2 million; and 100,000 shares of STC common stock with an adjusted, estimated value of approximately  $100,000.  The sale included the following assets of the
Company:  The entire in-car phone fleet of approximately 15,000 Ericsson phones;
patents  pending on the  computer  operating  system  including  the smart phone technology  and 1,530  smart  phones;  and  computer  equipment.  The  Company's contracts with rental car companies (see Note 8) and with certain  carriers were assigned to STC along with  manufacturing  and royalty  agreements for the smart phone.  Upon the  November  13,  1995 sale,  the  Company  ceased  its  business operations.  Peoples  retained all liabilities in excess of $1.2 million assumed by STC, including any potential  liabilities arising from the lawsuits described in  Note 5 and  the  approximate  $1.6  million  outstanding  on the  Bank  Loan described  in  Note 9 at  November  13,  1995.  During  1995  the  Company  made significant  additional  investments in the  development  and manufacture of the smart phone. The recognizable  consideration received of $3.6 million (exclusive of the $2.5 million potential revenue earn out due to its contingent nature) was not  sufficient to recoup the carrying  amounts of the long lived assets,  as of
December 31, 1994 and the significant subsequent capital additions.  As a result the sales transaction resulted in a loss. Management of the Company is unable to estimate  the  impact of the loss on this  sale  transaction  on the  long-lived assets of the Company as of December 31, 1994, accordingly no loss has been provided in the accompanying financial statements.
PTC Cellular, Inc.


Balance Sheets

September 30, 1995 and 1994

(unaudited)
                                 September 30, 1995    September 30, 1994

ASSETS
Current assets:
  Cash                             $18,607              $213,199
  Accounts receivable, net of allowance at Sept
30 1995 and 1994 of $589,351 and
$1,256,532, respectively.          810,449               864,353
 PrePaid Expenses and Other Current Assets
                                  405,777
Total current assets
                                  1,234,833               963,372
Property and Equipment, net of allowance at Sept,
30 1995 and 1994
of $2,824,081 and $1,920,299, respectively.
Intangible Assets, net of allowance at Sept 30,
1995 and 1994 of $881,903
                               8,609,659             7,261,421
and $635,543, respectively.
                                2,351,673             2,448,250
Deferred Tax Asset
                                               0             2,752,229
Other Assets
                               96,018                16,574
                         --------------------- ---------------------
 Total assets             $12,292,183           $13,441,846
                          ============          ===========

LIABILITIES and STOCKHOLDERS'  DEFICIT

Current liabilities:
  Accounts payable and Accrued Expenses  $2,370,096            $2,599,732
  Creditanstalt Note Payable             1,600,000                     0
                                       ------------- ---------------------
              Total current liabilities  3,970,096             2,599,732
                                         ----------            ---------
Long Term Liabilities:
  Payable to PTC                     17,142,823            11,645,935
  Other Long Term Liabilities                0                45,310
Stockholders'  deficit Common Stock;
 $.01 par value,  25,000,000 shares authorized,
5,000,000 and 500,100
 shares issued and outstanding as of Sept 30,
1995 and 1994.                        50,000                 5,001

  Additional paid-in capital        4,659,323             4,704,327
  Accumulated deficit              (13,530,059)           (5,558,459)
                                   ------------           -----------
  Total stockholders' deficit     (8,820,736)             (849,131)
                                  -----------             ---------
Total liabilities and stockholders'
          deficit                 $12,292,183           $13,441,846
                                  ============          ===========

See accompanying notes


PTC Cellular, Inc.
Statements of Operations
For the Nine Months Ended
September 30, 1995 and 1994
(unaudited)

                                                                  September 30,
                                                          1995              1994
                                                          ----              ----
Revenues                                             $5,801,328       $7,272,998
Cost of reve                                         5,297,067        7,342,289
                                                     ----------       ---------
Gross profit                                            504,261         (69,291)
Selling, general & administrative expenses:          2,861,907        2,274,296
                                                     ----------       ---------
Operating loss                                      (2,357,646)      (2,343,587)
Interest expense                                     (893,967)        (502,487)
                                                     ---------        ---------
Net loss                                           ($3,251,613)     ($2,846,074)
                                                   ============     ============


The accompanying notes are an integral part of these Financial Statements


PTC Cellular, Inc.
Statements of Cash Flows
For the Nine Months Ended
September 30, 1995 and 1994
(unaudited)

                                                             September 30,
                                                       1995             1994
                                             ---------------- ---------------
Cash Flows Provided by  Operating Activities:
Net Loss                                          ($3,251,613)    ($2,846,074)
Adjustments:
Depreciation and amortization                       1,620,791       1,792,576
Loss on Sale of Portable                              119,007               0
Deferred Tax Asset                                          0     (1,639,188)
Change in Assets and Liabilities:

Decrease in accounts receivable                      377,279         491,654
Decrease (Increase) in Prepaid expenses and other   (238,100)         171,375
current assets
Decrease in Other Assets                             156,790          27,333
Decrease in accounts payable and accrued expenses
                                                    (735,781)       (461,277)
Increase (Decrease) in other long term liabilities   (67,267)         45,310
Net cash provided by  operating activities        (2,018,894)     (2,418,291)

Cash Flows Used in Investing Activities:
Increase in Property and Equipment               (3,413,885)     (2,281,717)
Increase in Intangible Assets                       (82,267)        (13,588)
Proceeds from sale of portable                    225,000          80,000
                                                  --------         ------
Net cash used in investing activities        (3,271,152)     (2,215,305)
                                             -----------     -----------
Cash Flows Provided by Financing Activities:
Loans from PTC                               3,685,085       4,659,402
Creditanstalt Note                             1,600,000               0
Issuance of common stock                            0         137,500
                                                    --        -------
Net cash provided by financing activities    5,285,085       4,796,902
                                             ----------      ---------
Net increase (decrease) in cash                (4,961)         163,306
Cash, Beginning of Period                         23,568          49,893
                                                  -------         ------
Cash, End of Period                               $18,607        $213,199
                                                  ========       ========

The accompanying notes are an integral part of these Financial Statements

     PTC Cellular, Inc. Notes to Financial Statements September 30, 1995 (unaudited) Note 1 - General Description of business PTC Cellular, Inc. ("PTCC" or the "Company") is a provider of in-car wireless telephone service to persons who rent cars from certain domestic car rental companies. The Company is a 90% owned subsidiary of Peoples Telephone Company, Inc. ("Peoples"). The Company was developing new car phones known as "smart phones". These smart phones will periodically signal the Company. This signal enables the Company to detect when phones are inoperable. With this change in technology the Company anticipates less down time for phones and ultimately increased revenues. As reflected in the accompanying financial statements, the Company has sustained losses from operations. As a result, the Company depended substantially on Peoples for funding. In December 1994, the parent company approved the divestiture of the cellular telephone operations and reported this segment of the business as a discontinued operations in its consolidated financial statement. This was an effort on the part of Peoples to return its focus to its core public pay telephone business, which resulted in curtailed financing to the Company. The Company has concentrated its efforts on obtaining third party financing, and ultimately a purchaser, to sustain operations and to finance the development and production of the smart phone technology (see note 9). Acquisitions In July 1994 Peoples acquired the 25% interest in the Company owned by Nationwide Cellular Services, Inc. This transaction was pushed down to the Company by Peoples, resulting in a $602,353 charge to goodwill. Also, the Company issued additional stock. The Company originally had 100 shares issued and outstanding, and, subsequently, the Company recapitalized by issuing 4,499,900 additional shares. Furthermore, the Company issued and sold 500,000 shares (a 10% interest in the Company) to its President for consideration of $87,500 and a note receivable of $50,000. The note bears interest at 7.5% per annum, and matures July 18, 1995.
Note 2 - Summary of Significant Accounting Policies Cash and Cash Equivalents The Company defines cash and cash equivalents as those highly liquid investments purchased with an original maturity of three months or less. Fair Value of Financial Instruments The carrying amounts of cash and cash equivalent, accounts receivable, accounts payable, and the intercompany debt to the parent company approximate their fair values. Software and Smart Phone Development Includes software and developmental costs, for internal use, with a useful life of over five years, externally developed from scratch after the feasibility of the projects had been determined. These costs will be amortized over a five year period when the smart phone becomes operational. Property and Equipment Property and equipment is recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets commencing when the equipment is installed or placed in service. Installation, maintenance and repair costs are charged to expense. Intangible Assets Location contracts and intangible assets primarily result from business combinations and include owner contracts, agreements not to compete and other identifiable intangible assets. These assets are being amortized on the straight-line basis over the estimated life, assuming, in some instances, renewal of the underlying contracts (3 to 6 years).Amortization expense for the nine months ended September 30, 1995 and 1994 was $ 235,380 and $236,602, respectively. Goodwill is being amortized on a straight-line basis over 10 years. Amortization expense for the nine months ended September 30, 1995 and 1994 was $144,757 and $113,406, respectively. Revenue Recognition Revenues are recognized when earned. The Company recognizes revenue from the rental of cellular telephones monthly, as the calls are made. Income Taxes The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. SFAS 109 requires companies to record deferred tax liabilities or assets for the deferred tax consequences of all temporary differences and requires ongoing adjustments for enacted changes in tax rates and regulations. A valuation allowance reducing the deferred tax asset recognized must be recorded if it is determined it is more likely than not the asset will not be realized. Note 3 - Property and Equipment Property and equipment is summarized as follows: September 30, Estimated 1995 1994 Useful Lives (in years) Installed telephones and related equipment $10,536,625 $8,398,723 3-5 Furniture, fixtures and office equipment 862,556 748,438 5 Other 34,559 34,559 5 11,433,740 9,181,720 Less: Accumulated
depreciation  2,824,081 1,920,299 $8,609,659 $7,261,421  Depreciation expense of
$1,240,654 and $1,442,568, was recognized for the nine months ended September 30, 1995 and 1994, respectively. Note 4-Commitments and Contingencies Lease Commitments The Company's offices are located in Miami, Florida. The Company occupies space in Peoples's offices and did not have a written lease agreement and as such no lease commitment. The Company, however, is allocated expenses from the parent company, which include the payment of rent. Debt Guarantee Under the terms of Peoples $125 million credit facility, the Company acts as a guarantor and has pledged certain assets as collateral for this debt. During July 1995, Peoples completed the sale of $100 million of Senior Notes due 2002 (the "Senior Notes") and the issuance of 150,000 shares of Series C Cumulative Convertible Stock (the "Preferred Stock") for $1.5 million. The net proceeds of approximately $109.5 million from the Senior Notes and the Preferred Stock were used to repay the outstanding balance due under Peoples $125 million credit facility and certain other notes payable at approximately $105.1 in the aggregate. Simultaneously with the sale of the Senior Notes and issuance of the Preferred Stock, Peoples executed the Fourth Amended and Restated Loan and Security Agreement (the "Loan Agreement") with Creditanstalt Bankverein (the "Bank"). The Loan Agreement provides for a new $40 million credit facility . The Loan Agreement is secured by substantially all of Peoples and the Company's assets and contains certain restrictive covenants. Contingent Liabilities "Cloning" is an industry term which describes the illegal programming of cellular telephone numbers into unauthorized telephones so that cloners can sell air-time which is billed to the subscriber or customer of the cellular telephone and not the actual user of the cloned telephone. Carriers in general provide a credit for air-time attributable to a "cloned telephone" provided the Company complies with that carrier's policy on notification of a cloned telephone; therefore, the Company excludes the fraudulent calls from its payments to its carriers and claims a credit for such calls. As of September 30, 1995 the unrecorded liability for these unapproved credits taken by the Company amounted to approximately $2,110,000. $650,000 related to Mc Caw Cellular Communications of Florida, Inc (dba Cellular One); $1,200,000 relates to LA Cellular, which was subsequently credited; and the remaining amount relates to NYNEX and various other carriers. In connection with the cellular cloning fraud disputes involving Cellular One and NYNEX, Peoples has filed a claim. The insurance company has preliminary denied coverage for this claim and Peoples intends to file suit against the insurance company in connected with said denial. Patent QuickCall Corporation ("QuickCall") filed suit asserting claims of patent infringement, alleging that the Company infringed upon the patent technology related to this operation of cellular phones, but without reference to time or place of that infringement or particular equipment. The Company has filed a response to QuickCall's complaint in the form of a motion for more definite statement, due to the vague nature of QuickCall's allegations. This motion is still pending before the court, together with a motion filed on behalf of Peoples to dismiss QuickCalls' claims for failure to state a claim. The Company anticipates that it will dispute the validity of the patents upon which QuickCall bases its action. QuickCall has not specified the amount of damages it claims to have incurred due to and conduct by the Company and has not tendered a settlement demand. Because of the preliminary nature of the litigation, management and the Company's outside council are unable to predict the outcome of such litigation. Accordingly, the financial statements do not include any adjustments that might result from this uncertainty. Litigation On March 24, 1995 the Company commenced a lawsuit against Ericcson GE Mobile Communications, Inc., arising from the purchase of mobile telephones. The Company alleges that Ericcson breached certain warranties given in connection with Ericcson's sale of mobile telephones to the Company. The Company has accrued, as of September 30, 1995, a liability for equipment received from Ericcson in the approximate amount of $ 664,000 and has not authorized payment of these invoices based on Ericcson's alleged breach of warranty and the resulting damages sustained by the Company. The amount of damages sought by the Company substantially exceeds the accrued liability. On September 6, 1995 Peoples, commenced a lawsuit against Cellular One, a vendor which has provided cellular telephone services to the Company. The claim involves approximately $ 800,000 in fraudulent telephone charges incurred in connection with the Company's telephone rental operations. Cellular One has demanded payment of the full amount in dispute, despite the fact that all, or substantially all, of the charges were generated through unauthorized, improper "cloning" of the Company's cellular telephone numbers. In connection with this litigation, Cellular One has countersued Peoples for this amount. The Company does not believe that it is liable for payment of the fraudulent cloning charges. At this juncture, management and the Company's outside counsel are unable to evaluate the likelihood of an unfavorable outcome in this matter. Note 5 - Related Party Transactions The Company has been substantially dependent upon Peoples to provide sufficient funding to meet its cash requirements. The Company also relies on certain functions provided by Peoples such as legal MIS, finance, and human resources. During the nine months ended September 30, 1995 and 1994, Peoples allocated to the Company administrative expenses of $183,672 and
$197,815, respectively. Charges by Peoples for provided services are not necessarily indicative of what would be negotiated with independent third parties. The payable to Peoples for funding as of September 30, 1995 and 1994 was $17,142,823 and $11,645,935, respectively. Interest accrues on the intercompany balance plus overdrafts at a rate of one half percent above Peoples' borrowing rate (9.75% as of December 31, 1994). Employees of the Company are included in the saving plan under the provisions of section 401(k) of the Internal revenue Code and the stock option plan for Peoples. Note 6 Income Taxes The Company has net operating losses of approximately $10 million for financial reporting purposes and approximately $9.4 million for tax purposes which are available to reduce future taxable income and income taxes, if any. These carryforwards expire commencing in 2008. The net operating loss carryforward for financial purposes differs from the tax amount primarily due to differences in the treatment of reserves (inventory and bad debt) and depreciation. A valuation allowance reducing the asset recognized must be recorded if it is determined that it is more likely than not that the asset will not be realized. A valuation allowance in the amount of $3,291,111, which represents the full amount of the future tax benefit associated with the cumulative new operating loss carryforwards, has been established. The result is a $1,113,041 new tax provision in 1994. Note 7 - Major Supplier The Company utilizes one main channel of distribution, rental car companies. As such, the Company has agreements with rental car companies to install cellular phones in their rental cars. The Company has a five year contract with Avis Rent A Car System, Inc. ("Avis") effective March 1, 1995, amended effective October 1, 1995. This is an exclusive contract for Avis locations. Under this agreement, the Company must have installed 10,000 Ericcson or "Smart" phones by January 1, 1996 and 10,000 "Smart" phones by December 31, 1996. About 87% of the Company's sales are through AVIS locations. The Company has a three-year exclusive agreement, effective January 23, 1995, for several major corporate Budget Rent-A-Car markets across the United States. The Company has agreed to install phones in 10% of the fleet specified by Budget in each market. Once a deployment schedule is established, the Company is obligated under the agreement to deploy the 10% minimum within six months. To date, no deployment schedule has been set and, therefore, the Company has not been required to meet the 10% minimum. Note 8 - Bank Loans In May 1995 the Company signed an agreement with Creditanstalt Corporate Finance, Inc. for a one year loan up to $25 million, with an interest rate fluctuating daily, equal to the higher of the Creditanstalt prime rate of the Federal Funds Rate plus 1/2 of 1%. This loan is guaranteed by Peoples and is collateralized by the Smart Phone. Note 9 - Subsequent Events On July 21, 1995 the Company sold certain portable cellular phone assets to Shared Technologies Cellular, Inc ("STC") for $225,000. On November 13, 1995, Peoples sold certain assets subject to certain liabilities as well as assigned certain contracts of the Company to STC for approximately $6.3 million. Of the $6.3 million, $2.5 million represents consideration contingent upon future earnings which is not recognizable for financial reporting purposes at the time of the sale. Accordingly, recognizable consideration amounted to $3.8 million: $0.3 million in cash; a $2.0 million promissory note bearing interest at 8.0% per annum, with principal and interest payable semiannually through 2000; STC will pay certain of the Company's liabilities, net of trade receivables as of November 1, 1995 for a total of $1.2 million; and 100,000 shares of STC common stock with an estimated value of approximately $225,000. The sale included the following assets of the Company; the entire in-car phone fleet of approximately 15,000 Ericcson phones; patents pending on the computer operating system including Smart Phone technology and 1,530 Smart Phones; and computer equipment. The Company's contracts with rental car companies (see Note 7) and with certain carriers were assigned to STC along with manufacturing and royalty agreements for the Smart Phone. Upon the November 13, 1995 sale, the Company ceased its business operations. Peoples retained all liabilities in excess of $1.2 million assumed by STC, including any potential liabilities arising from the lawsuits described in note 4 and the approximately $1.6 million outstanding on the Bank Loan described in Note 8 at November 13, 1995

  SHARED  TECHNOLOGIES  INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS The following unaudited pro forma Shared Technologies Inc. consolidated financial statements give effect, on a purchase accounting basis, to the acquisitions of Office Telephone Management Inc. (OTM) and Access Telecommunications Group, L.P. and Access Telemanagement, Inc. (collectively "Access"). The unaudited pro forma Shared Technologies Inc. financial statements also reflect the STC Equity Adjustment. The unaudited pro forma Shared Technologies Inc. consolidated financial statements are not necessarily indicative of the results or financial position which actually would have occurred if the acquisitions of OTM and Access and the STC Equity Adjustment had been in effect since January 1, 1994, nor are they necessarily indicative of future results or financial position. The unaudited pro forma Shared Technologies Inc. consolidated statements of operations gives effect to the acquisitions of OTM and Access and the STC Equity Adjustment as if they had occurred on January 1, 1994, and the unaudited pro forma Shared Technologies Inc. consolidated balance sheet gives effect to these items as if they had occurred on September 30, 1995 for the purpose of presenting the unaudited pro forma Shared Technologies Inc. consolidated financial statements.



Shared Technologies Inc.
Pro Forma Consolidated Balance Sheet
September 30, 1995
(Unaudited)

                        (1) STC Equity
                          Adjustment            Pro Forma
In thousands                                     STI              STI
                                --------------
Current assets
Cash                    $(880)                 $530           $1,410

Accounts receivable, less allowance for doubtful
accounts
                      (2,241)                9,344             11,588
Other current assets
                        (480)                1,415              1,895
                        -----                -------------------
Total current assets
                        (3,601)               11,292            14,893
                        -------               ------            ------
Equipment, at cost:
Telecommunications equipment
                        (1,314)               28,186            29,500
Office and data processing equipment
                          (440)                5,692     6,132
                          (1,754)               33,878    35,632

Less-Accumulated depreciation
                                592             (17,471)   (18,063)
                                ---             ---------  --------
                                                 (1,162)               16,407
                                 -               -------               ------
                               17,569
Other Assets
                                  (3,610)               11,007     14,617
Investment in STC

2,903                2,903
-----                -----
Total Assets
                   $(5,470)              $41,609                      $47,079
                   --------              -------                      -------

Current Liabilities
Notes payable and current portion of long-term debt
and capital lease obligations
                                      $(7)               $2,431                                                      $2,438
Accounts payable
                                         (3,770)                6,894
                                                   10,664
Accrued expenses
                                                                     2,666
                                                      2,666
Advance billings
                                            (29)                1,219
                                            ----                -----
                                                1,248
                                                -----
Total current liabilities          (3,806)               13,210   17,016
                                   -------               -------- ------
Long-Term Debt and Capital Lease Obligations, less
current portion
                               (1)                4,011
                               ---                -----
                                                      4,012
                                                      -----
Minority interest in Net Assets of Subsidiaries
                                  (1,663)                    -
                                  -------                    -
                                                      1,663
Redeemable Put Warrant
                                     416
                                     ---
                                                      416
                                                      ---
Stockholders' Equity
STI Series C preferred stock
 9
                                                      9
STI Series D preferred stock
                                                                           5
                                                      5
Common Stock

                                                              34
                                                      34
Additional paid-in capital
                                                     44,647
                                                      44,647
Accumulated deficit
                                             (20,723)
                                                      (20,723)
Total stockholders' equity
                                    -               23,972
                                                      23,972

Total liabilities and stockholders' equity
$47,079         $(5,470)              $41,609



Shared Technologies Inc.
Pro Forma Consolidated Statement of Operations
For the Nine Months Ended
September 30, 1995

  In thousands
1) STC   Equity       (5) PTC      (2) OTM        Pro Forma      Pro Forma STI
STI          Adjustment      Acquisition      Acquisition     Adjustments
----------------- ----------------- --------------- ----------------
Revenues
$43,674        $(9,160)               $1,958                 $36,472
Cost of Revenue

26,628         (5,531)             1,233                              22,330
--- ---------------- ---------------- --------------- ----------------
Gross Margin
17,046         (3,629)           14,142        725

Selling,
General &
Administrative
Expenses
16,116          (4,231)          626 (2)         64           12,575
---- ---------------- ---------------- --------------- ----------------
Operating
Income (Loss)

930             602                   99              (64)            1,567
Minority
interest in net
loss of
subsidiary
213           (213)
Gain on sale of
subsidiary stock

   1,375                                         1,375
Equity in
(loss) of STC
           (411)            (544)               (48)          (1,003)
                                                                    (4)
Interest Expense
     (574)          24                   (119) (2)      (34)            (774)
Interest Income
                              130             (2)
                              ---             ---
128
Net income
(Loss)
2,074             -          (544)         (20)          (217)           1,293
Preferred Stock
Dividends

(299)                                                      (299)
---------------- ---------------- --------------- ----------------
Net income
(Loss)
Applicable to
Common Stock

$1,775        $-           $(544)       $(20)          $(217)             $994
                  ==== ================ =============== ================


Shared Technologies Inc.
Pro Forma Consolidated Statement of Operations
For the Year Months Ended
December 31, 1995

(1) STC
Equity     (5) Pending    (2) OTM     (3)Access   Pro Forma      Pro Forma STI
In thousands
STI       Adjustment      Acquisition  Acquisition   Acquisition   Adjustments
---- ---------------- --------------- ---------------- ----------------
Revenues
$45,367       $(10,217)       $3,454  $9,181              $47,785
Cost of Revenue

26,172         (5,293)         2,254   6,384        56           29,573
------         -------         -----  ------------  --           ------
                                                             (3)
                                                             ---
Gross Margin
 19,195         (4,924)     1,200   2,797       (56)           18,212

Selling,
General &
Administrative
Expenses
16,972         (4,274)     1,214   2,496                128
               -------     -----  ------------          ---
(2)
                            106           16,642                     (3)
 --------------             ---           ------                     ---
Operating
Income (Loss)
            2,223     (650)      (14)     301        (290)            1.520
Minority
interest in net
loss of
subsidiary
(128)       85               (43)
Equity in
earnings of STC
517          (1,905)   (265)          (1,653)
                             (4)
Interest Expense

(522)         65          (151)                  (67)            (817)
                                                 (2)
                                      (142)
                                       (2)
Interest Income

163            (17)                                        28                                       174
---            ----                                    ------                                       ---
Net income
(Loss)before
taxes
 1,736          -          (1,905)     (165)    329     (764)            (769)
Income Tax
Credit
550                                                                                                 550
---                                                                                                 ---
Net income
(Loss) before
preferred
dividends
 2,286        -          (1,905)        (165)    329     (764)            (219)
 -----        -          -------        -----  -----     -----            =====
Prefered Stock
Dividends
                            (478)                 (60)            (538)
                            -----  ---------------        ----            -----
                                             (3)
                                             ---
Net Income
(Loss)
Applicable to
Common Stock
      $1,808              $-         $(1,905)           $(165)  $   329                  $(824)            (757)
      ======              ==         ========           ======  =======                  ======            =====
     SHARED  TECHNOLOGIES  INC.  NOTES  TO  PRO  FORMA  CONSOLIDATED   FINANCIAL
STATEMENTS (1) STI owns 60.28% of the outstanding  common stock of STC; formerly a consolidated  subsidiary of STI. During December 1995 STC issued approximately
$3,000,000 in voting  preferred  stock to third parties.  While STI's  ownership percentage did not change,  the voting rights  assigned to the voting  preferred stock reduced STI's voting  interest in STC to 42.7% which resulted in a loss of voting  control over STC  operations.  Consequently  the pro forma  consolidated balance  sheet was adjusted to account for STC on the equity  basis;  all assets and liabilities of STC were eliminated and a non current asset of $2,903,000 was recorded to reflect STI's equity  investment  in STC at September 30, 1995.  The pro forma  consolidated  statements of  operationswere  adjusted to record STC's income or loss on the equity  basis.  (2) In June 1995,  STI  purchased  all the outstanding  capital stock of OTM for an aggregate purchase price of $2,135,000.
OTM provides  telecommunications  management  services  primarily to  businesses located in executive  office  suites.  The purchase was paid with  $1,335,000 in cash and the issuance of a $800,000  note payable in quarterly  installments  of
$30,000  including  interest  at 8.59%  over  ten  years . The  acquisition  was recorded as a purchase and the unallocated purchase price over fair market value of assets acquired was $1,915,000  which is being  amortized over 15 years.  The unaudited pro forma  consolidated  statements  of operations  for the year ended
December  31,  1994  and the  nine  months  ended  September  30,  1995  include adjustments to record OTM operations for the periods prior to the acquisition in
June 1995.  Adjustments  of $128,000  and $64,000 were  recorded for  additional goodwill  amortization  for the year ended December 31, 1994 and the nine months ended  September 30, 1995  respectively.  Adjustments  for  additional  interest expense  were  recorded of $67,000 and $34,000 for the year ended  December  31,
1994 and the nine months ended  September 30, 1995  respectively  related to the
$800,000  note.  Adjustments  for additional  interest  expense were recorded of
$142,000  and $71,000 for the year ended  December  31, 1994 and the nine months ended September 30, 1995 respectively  related to the estimated interest cost at
10.5% on additional borrowings of $1,355,000 required to obtain the cash paid to acquire OTM. (3) In June 1994, STI acquired all of the partnership  interests in
Access. The purchase price was $9,252,000,  of which $4,252,000 was paid in cash and the  balance  through the  issuance of 400,000  shares of Series E Preferred
Stock valued at $3.75 per share and 700,000  shares of Series F Preferred  Stock valued at $5.00 per share.  The  acquisition  was recorded as a purchase and the unallocated  purchase  price  over  fair  market  value of assets  acquired  was
$8,500,000,  which is being amortized over 40 years. The pro forma  consolidated statements  of  operations  for the year  ended  December  31,  1994  include an adjustment  to record  Access  operations  for the first six months of 1994.  An adjustment of $106,000 was recorded to reflect additional goodwill  amortization expense for the year ended December 31, 1994.  Additional  depreciation expense, related to fair market value of fixed assets  acquired,  of $56,000 was recorded for the year ended December 31, 1994.  Additional  preferred  stock dividends of
$60,000 was recorded to reflect an additional  six months on 400,000 shares with an 8% coupon  and a value of $3.75 per share  for the year  ended  December  31,
1994.  (4) In May and June 1995 STI's  subsidiary  STC completed its purchase of
Cellular  Hotline Inc. for  $617,000.  The $617,000 was comprised of $367,000 in cash and the issuance of 50,000  shares of STC common  stock.  Adjustments  were recorded to reflect the effect of this  acquisition on the equity in earnings or loss for the year ended  December 31, 1994 and the nine months  ended  September
30, 1995  respectively.  (5) In November 1995 STI's subsidiary STC completed its purchase  of certain  assets  and  liabilities  of PTC  Cellular  Inc  ("PTCC").
Although the transaction was consummated  November 13, 1995m, the effective date of the asset  purchase was  retroactive  to November 1, 1995. The purchase price was $3,800,000, comprised of $300,000 in cash and $1,200,000 in assumed accounts payable,  a five-year  promissory  note in the  principal  amount of  $2,000,000 bearing interest at the rate of eight percent (8%) per year, and the issuance of
100,000 shares of STC's common stock,  $.01 par value. PTCC recorded revenues of
$11,580,620  and  $5,801,328  for the year ended  December 31, 1994 and the nine months  ended  September  30, 1995,  respectively.  On a pro forma basis the STC statements  of  operations  were  negatively  impacted  by  the  net  losses  of
$3,213,293 and $917,434 due to recording of this pending acquisition of PTCC for the year ended  December 31, 1994 and the nine months ended  September 30, 1995, respectively.  Adjustments  were recorded to reflect the effect of this "pending acquisition"  on the equity in earnings or loss for the year ended  December 31,
1994 and the nine months ended  September 30, 1995  respectively.  The Financial
Statements of PTCC are unaudited as management of PTCC was unable to satisfy its auditors relative to the amount of impairment,  if any, of its long-lived assets at December 31, 1994. STI will provide audited Financial  Statements for PTCC as soon as available. SIGNATURES Pursuant to the requirements of the Securities and
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.  Shared Technologies Inc. By: /s/
Vincent DiVincenzo  ---------------------------------  Vincent DiVincenzo Senior
Vice President-Finance and Administration, Treasurer and Chief Financial Officer
Date: February 9, 1996

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